UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

February 26, 2014

THERMO FISHER SCIENTIFIC INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-8002	04-2209186
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Wyman Street Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

(781) 622-1000

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

On February 26, 2014, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Thermo Fisher Scientific Inc. (the “Company”) took the following actions relating to executive compensation:

Annual Cash Incentive Plans - Approval of Payout of Cash Bonuses for 2013. The Compensation Committee approved the payout of cash bonuses for 2013 to the Company’s executive officers under the Company’s 2008 Annual Incentive Award Plan (the “162(m) Plan”), which was approved by the stockholders of the Company at its 2008 Annual Meeting of Stockholders. The Compensation Committee exercised its discretion to lower the amount of the cash bonuses payable under the 162(m) Plan based on its determinations as to the level of achievement of the applicable supplemental performance metrics and goals for 2013 under the Company’s annual cash incentive program, which operates in connection with the 162(m) Plan. The amount of cash bonuses approved by the Compensation Committee to be paid to the Company’s executive officers who are named executive officers is set forth in the table below.

Annual Cash Incentive Plans - Establishment of Criteria for 2014 Bonus. The Compensation Committee established the performance goal under the Company’s 2013 Annual Incentive Award Plan (which was approved by the stockholders of the Company at its 2013 Annual Meeting of Stockholders) for 2014 as earnings before interest, taxes and amortization, excluding the impact of (i) extraordinary items and any other unusual or non-recurring items, (ii) discontinued operations, (iii) gains or losses on the dispositions of discontinued operations, (iv) the cumulative effects of changes in accounting principles, (v) the writedown of any asset, (vi) charges for restructuring and rationalization programs, (vii) other non-cash charges or items, (viii) gains or losses related to financing activities, (ix) the effect of acquisitions, or (x) gains or losses as a result of foreign currency conversions or fluctuations in foreign currency exchange rates, and certain other unusual or nonrecurring items (“Adjusted Operating Income”); and determined the percentage of Adjusted Operating Income that each of the Company’s executive officers is entitled to receive as a cash bonus for 2014 under the Plan, subject to the Compensation Committee’s right to lower, but not raise, the actual cash bonus to be paid to such executive officer for the year. The Compensation Committee’s determination as to whether to lower the actual cash bonus to be paid to executive officers is generally based on the results of its determinations under the Company’s annual cash incentive program for that year (which is described in the next paragraph).

The Compensation Committee also established a target cash bonus amount for each of the Company’s executive officers as well as supplemental performance metrics and goals for the Company under the Company’s annual cash incentive program for 2014. The target amount for each of the Company’s executive officers, which is a percentage of base salary (ranging from 45% to 180%), was determined by the Compensation Committee based on the salary level and position of such officer within the Company. The supplemental performance metrics and goals are based on (a) (70%) financial measures for the Company, comprised of (i) growth in revenue (adjusted for the impact of acquisitions and divestitures and for foreign currency changes) (40%, comprised of 30% based on total Company revenue (excluding Life Technologies) and 10% based on the revenue of the Company’s Life Sciences Solutions business), (ii) earnings (adjusted for restructuring charges and certain other items of income or expense) before interest, taxes and amortization as a percentage of revenue (15%) at varying percentages of revenue growth and (iii) earnings (adjusted for restructuring charges and certain other items of income or expense) per share (15%) and (b) (30%) non-financial measures of the Company’s executive officers’ contributions to the achievement of certain business objectives of the Company. For each of the financial measures, the Company’s actual performance will be measured relative to the Company’s internal operating plan for 2014. After giving effect to the weighting of the supplemental performance metrics and individual performance, a range of performance for the financial and non-financial measures, corresponding to a multiplier of 0 to 2, will be applied to the target cash bonus amounts for the Company’s officers, including its executive officers.

Base Salary - Approval of Increases. Effective March 31, 2014, the Compensation Committee increased the annual base salary of the Company’s executive officers. The annual base salary approved by the Compensation Committee for each of the Company’s executive officers who are named executive officers is set forth in the table below.

Target Bonus for 2014. The Company’s executive officers have annual target cash bonus amounts, expressed as a percentage of their annual base salaries. The percentages for the executive officers were set by the Compensation Committee. The target bonus percentages approved by the Compensation Committee for the Company’s executive officers who are named executive officers are set forth in the table below.

Name	2013 Cash Bonus	2014 Salary (Effective March 31, 2014)	2014 Target Bonus (% of Base Salary)
Marc N. Casper President and Chief Executive Officer	$3,876,000	$1,285,000	180%
Peter M. Wilver Senior Vice President, Chief Financial Officer	$1,122,000	$675,000	90%
Alan J. Malus Executive Vice President	$1,000,000	$717,000	100%
Edward A. Pesicka Senior Vice President and Chief Commercial Officer	$700,000	$630,000	85%
Thomas W. Loewald Senior Vice President	$588,000	$575,000	85%

Restricted Stock Units. The Compensation Committee granted time-based restricted stock units to Messrs. Casper, Wilver, Malus, Pesicka and Loewald, under the Company’s 2008 Stock Incentive Plan. The time-based restricted stock unit grant to Mr. Casper is evidenced by the Company’s standard form of Restricted Stock Unit Agreement with Marc Casper, a copy of which is on file with the SEC, and the time-based restricted stock unit grants to Messrs. Wilver, Malus, Pesicka and Loewald are evidenced by the Company’s standard form of Restricted Stock Unit Agreement, a copy of which is on file with the SEC. These restricted stock units vest as follows: 15%, 25%, 30% and 30% vesting on the dates six months, eighteen months, thirty months and forty-two months from the date of grant, respectively, so long as the executive officer is employed by the Company on each such date (subject to certain exceptions).

The Committee also granted performance-based restricted stock units to Messrs. Casper, Wilver, Malus, Pesicka and Loewald, under the Company’s 2008 Stock Incentive Plan. The performance-based restricted stock unit grant to Mr. Casper is evidenced by the Performance Restricted Stock Unit Agreement between the Company and Marc Casper, dated February 26, 2014, which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the performance-based restricted stock units to Messrs. Wilver, Malus, Pesicka and Loewald are evidenced by the Company’s standard form of Performance Restricted Stock Unit Agreement, a copy of which is on file with the SEC. In connection with the award of performance-based restricted stock units, the Compensation Committee adopted as performance goals the measures organic revenue (excluding Life Technologies) and adjusted earnings per share for 2014. For each of the performance goals, the Company’s actual performance will be measured relative to the Company’s internal operating plan for 2014. The vesting of the performance-based restricted stock units is as follows: 1/3 on the date the Compensation Committee certifies that the performance goals related to the Company’s organic revenue and adjusted earnings per share have been achieved (the “Performance Certification Date”), 1/3 on the one-year anniversary of the Performance Certification Date, and 1/3 on the two-year anniversary of the Performance Certification Date (subject to certain exceptions).

Stock Options. The Compensation Committee also granted stock options to Messrs. Casper, Wilver, Malus, Pesicka and Loewald, under the Company’s 2008 Stock Incentive Plan. The stock option grant to Mr. Casper is evidenced by the Company’s standard form of Stock Option Agreement with Marc Casper, a copy of which is on file with the SEC, and stock option grants to Messrs. Wilver, Malus, Pesicka and Loewald are evidenced by the Company’s standard form of Stock Option Agreement (for officers other than Marc Casper), a copy of which is on file with the SEC. The options (a) vest in equal annual installments over the four-year period commencing on the first anniversary of the date of grant (i.e., the first 1/4 of the stock option grant would vest on the first anniversary of the date of grant) so long as the executive officer is employed by the Company on each such date (subject to certain exceptions), (b) have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant, and (c) have a term of 7 years from such date.

The restricted stock unit and stock option grants approved by the Compensation Committee for the Company’s executive officers who are named executive officers are set forth in the table below.

Name	Securities Underlying February 26, 2014 Performance- Based Restricted Stock Unit Grant			Securities Underlying February 26, 2014 Time-Based Restricted Stock Unit Grant	Securities Underlying February 26, 2014 Stock Option Grant
	Minimum	Target	Maximum
Marc N. Casper President and Chief Executive Officer	0	33,300	49,950	33,300	131,500
Peter M. Wilver Senior Vice President, Chief Financial Officer	0	6,800	10,200	6,800	27,000
Alan J. Malus Executive Vice President	0	9,100	13,650	9,100	35,700
Edward A. Pesicka Senior Vice President and Chief Commercial Officer	0	7,600	11,400	7,600	29,600
Thomas W. Loewald Senior Vice President	0	6,800	10,200	6,800	27,000

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Performance Restricted Stock Unit Agreement between Thermo Fisher Scientific Inc. and Marc Casper, dated February 26, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 27th day of February, 2014.

THERMO FISHER SCIENTIFIC INC.

By:	/s/ Seth H. Hoogasian
Seth H. Hoogasian
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Performance Restricted Stock Unit Agreement between Thermo Fisher Scientific Inc. and Marc Casper, dated February 26, 2014